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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                  May 2, 1997
             -----------------------------------------------------

                       TRANSITIONAL HOSPITALS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Nevada                            1-7008         94-1599386
-------------------------------   ------------   --------------
(State or other Jurisdiction      (Commission    (IRS Employer
of Incorporation)                 File Number)   Identification
                                                 Number)

               5110 West Sahara Avenue, Las Vegas, Nevada  89102
               -------------------------------------------------
          (Address of Principal Executive Offices, Including ZIP code)

Registrant's telephone number, including area code (702) 259-3600
                                                   ---------------


                        ________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events
          ------------

     On May 2, 1997 Transitional Hospitals Corporation, a Nevada corporation (the "Corporation"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Select Medical Corporation ("Parent") and SM Acquisition Co. ("Sub"), a copy of which is attached hereto as Exhibit 99.1 and incorporated
                                               ------------
herein by reference. Pursuant to the Merger Agreement, among other things, Sub will be merged with and into the Corporation (the "Merger"). In the Merger each of the shares of Common Stock of the Corporation, par value $1.00 per share (the "Shares"), other than Shares held in the treasury of the Corporation or by Parent or any subsidiary of the Corporation or Parent, will be converted into the right to receive $14.55 in cash. Following the Merger the Corporation will be a wholly owned subsidiary of Parent. The investment firms of Welsh, Carson, Anderson & Stowe; Golder, Thoma, Cressy, Rauner; and Ferrar Freeman Thompson & Co., Inc. have committed to provide the financing necessary to consummate the Merger. A copy of such commitment is attached hereto as Exhibit 99.2 and
                                                         ------------
incorporated herein by reference. Consummation of the Merger is subject to receipt of all necessary consents and approvals, including the consent of the holders of two-thirds of the outstanding Shares, and other customary conditions.

     After the execution of the Merger Agreement the Corporation received a letter from a major health care provider indicating that it was interested in acquiring the Corporation in a transaction in which shareholders of the Corporation would receive $15.00 per share. The Merger Agreement provides the Corporation with certain rights to terminate the agreement in the event the Corporation receives a more favorable offer. In such event the Corporation would be obligated to pay Select approximately $19.4 million. There can be no assurance that the major health care provider will make a firm offer to acquire the Corporation for $15.00 per share or for any other price.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

     (c) Exhibits
         --------

     99.1 Agreement and Plan of Merger dated May 2, 1997 between the Corporation, Parent and Sub.

     99.2 Letter dated May 2, 1997 to the Corporation from Welsh, Carson, Anderson & Stowe; Golder, Thoma, Cressy, Rauner; and Ferrar Freeman Thompson & Co., Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 5, 1997            TRANSITIONAL HOSPITALS CORPORATION



                              By:  /S/ JULIA KOPTA
                                 ----------------------------------------------
                              Name: Julia Kopta
                              Title: General Counsel & Executive Vice President

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